Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Nos. 333-76006, 333-76008 and 333-169442) on Form S-8 of Yunhong Green CTI Ltd. of our report dated March 23, 2026, relating to the consolidated financial statements of Yunhong Green CTI Ltd. (the Company), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2025.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

March 23, 2026